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                                                                      EXHIBIT 4

              INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS
                              INCLUDING INDENTURES


InterUnion Financial Corporation is registering its common stock, par value $.001, under Section 12(g) of the Securities Exchange Act of 1934, as amended.

All rights of the owners of common stock of the Company are defined in the Certificate of Incorporation, as amended, and the By-laws of the Company. These rights are listed as follows:

I.       CERTIFICATE OF INCORPORATION

         ARTICLE FOURTH

"FOURTH: This corporation is authorized to issue one class of common stock and three classes of preferred stock, under the terms, conditions, limitations, preferences and characteristics as hereinafter set forth:

1. The total amount of common voting stock, each share of stock having one vote, authorized by this corporation is 100,000,000 (One Hundred Million) shares of stock at $.001 par value.

2. The corporation is authorized to issue 1,500,000 (One Million Five Hundred Thousand) shares of Class A preferred stock at $.10 par value.

     The Class A preferred stock shall be voting stock, each share of stock having 100 votes. In any given fiscal year in which the directors of the corporation shall declare a dividend out of the suprplus net profits of the corporation, the holder(s) of Class prefrerred shall be entitled to a fixed yearly dividend in the percentage amount, which such amount shall be fixed and declared by the directors of the corporation at the time of issuance of the Class A preferred stock. When such a dividend is declared, the holder(s) of the Class A preferred stock. When such a dividend is declared, the holder(s) of the Class A preferred stock shall receive payment before any dividend shall be set apart or paid on the common stock. The dividends in respect to the Class A preferred stock shall be non-cumulative and shall be non-participating.

     In the case of liquidation or the dissolution of the corporation, the holder(s) of Class A preferred shall be entitled to be paid in full the par value of the shares before any amount shall be paid to the holders of the common stock or the holders of Class B and C preferred stock.

3. The corporation is authorized to issue 50,000,000 (Fifty Million) shares of Class B preferred stock. The par value of this stock and the fixed yearly dividend in a percentage amount to which the holder(s) of this stock shall be entitled, shall be determined by the directors of the corporation at the time of first issuance of any such shares. In any given fiscal year in which the directors of the corporation shall declare a dividend out of the surplus net profits of the corporation, the holder(s) of Class B preferred shall receive payment beofre any dividend shall be set apart or paid on the common stock.

     The Class B preferred stock shall be non-voting, non-cumulative and non-participating.

     In the case of liquidation or the dissolution of the corporation, the holder(s) of Class B preferred shall be entitled to be paid in full the par value of the shares before any amount shall be paid to the holders of the common stock or the holders of Class C preferred stock.

4. The corporation is authorized to issue 50,000,000 (Fifty Million) shares of Class C preferred stock. The par value of this stock and the fixed yearly dividend in a percentage amount to which the holder(s) of this stock shall be entitled, shall be determined by the directors of the corporation at the time


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of first issuance of any such shares. In any given fiscal year in which the directors of the corporaton shall declare a dividend out of the surplus net profits of the corporation, the holder(s) of Class C preferred shall receive payment before any dividend shall be set apart or paid on the common stock.

     The Class C preferred stock shall be non-voting, non-cumulative and non-participating.

     The Class C preferred stock shall be convertible to common voting stock, provided, however, that the exchange ratio on such a conversion shall be subject to the price and terms as decided by the directors, and provided further, that the right of conversion shall be decided by the directors in their sole discretion. In the event, upon a conversion, it shall appear that a fraction of a common share shall be issued, the corporation shall pay cash for the pro rata market value of any such fraction, market value being based upon the last sale price for a share of common stock on the business day next prior to the date such fair market value is to be determined.

     In the case of liquidation or the dissolution of the corporation, the hodler(s) of Class B preferred shall be entitled to be paid in full the par value of the shares before any amount shall be paid to the holders of the common stock."

ARTICLE SIXTH:

"SIXTH:   The Directors shall have power to make and to alter or amend the
By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

     With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

     The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

     The stockholders and directors shall have power to hold their meetings and keep the books, documents, and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware."


II.      BY-LAWS

"ARTICLE II:   MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors, either within or without the State of Delaware. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of stockholders shall be held at times designated by the board of directors, and at such meetings the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days and not more than sixty days before the date of the meeting.


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Section 4.     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town, or village where the election is to be held and which place shall be specified in the notice of the meeting, or if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after six months from its date, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificates of incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken."


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"ARTICLE III:     DIRECTORS

Section 1. The number of directors which shall constitute the whole board shall be not less than three and not more than seven, unless approved by all of the directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders."

"ARTICLE VI:      CERTIFICATES OF STOCK:

Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice-president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent (other than the corporation or a transfer clerk who is an employee of the corporation) or (2) by a registrar (other than the corporation or its employee), all other signatures may be a facsimile. In case any officer or officers, transfer agent, or registrar, whether because of death, resignation, or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar.

LOST CERTIFICATES

Section 4. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of dirctors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

TRANSFERS OF STOCK

Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS

Section 6. The board of directors may close the stock transfer books of the corporation for a period not exceeding forty-five days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding forty-five days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding forty-five days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or


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to give such consent and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

REGISTERED STOCKHOLDERS

Section 7. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware."


"ARTICLE VII:     GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created."

"ARTICLE VIII:    AMENDMENTS

Section 1. These by-laws may be altered or repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting."


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